UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CPI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CPI comments on the misstatements in Ramius’s press release today

Whatever Ramius claims as its position today, there is no denying that Ramius repeatedly agitated for a process to sell the company earlier this year (at what CPI believes was the worst possible time) and has advocated changes in senior management including at the CEO level.

As previously discussed, all significant compensation plans have been approved by all directors.  The Ramius representative voted against a stock grant in May 2008 that was made pursuant to a plan he already approved.

CPI encourages shareholders to vote the WHITE PROXY for CPI’s board nominees at the meeting next Wednesday.

Important Information
CPI Corp. has filed a definitive Proxy Statement with the Securities and Exchange Commission ("SEC") and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the 2009 Annual Meeting of stockholders. The Company advises its stockholders to read the Proxy Statement relating to the 2009 Annual Meeting because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that CPI files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from CPI by directing a request to CPI Corp., 1706 Washington Avenue , St. Louis , Missouri 63103-1717 , Attn: Corporate Secretary, calling (314) 231-1575, or by contacting MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at proxy@mackenziepartners.com.

Certain Information Concerning Participants
CPI Corp. and its directors and executive officers (other than Peter Feld) may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2009 Annual Meeting. Information concerning persons who may be considered participants in the solicitation of the Company’s stockholders under the rules of the SEC is set forth in public filings by the Company with the SEC, including the proxy statement relating to the 2009 Annual Meeting of stockholders.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. The Company identifies forward-looking statements by using words such as "preliminary," "plan," "expect," "looking ahead," "anticipate," "estimate," "believe," "should," "intend" and other similar expressions. Management wishes to caution the reader that these forward-looking statements, such as the Company’s outlook for portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: the Company’s dependence on Sears and Walmart, the approval of the Company’s business practices and operations by Sears and Walmart, the termination, breach, limitation or increase of the Company’s expenses by Sears under the license agreements, or Wal-Mart under the lease and license agreements, customer demand for the Company’s products and services, the economic recession and resulting decrease in consumer spending, compliance with the NYSE listing requirements, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company’s photographs, widespread equipment failure, compliance with debt covenants, high level of indebtedness, implementation of marketing and operating strategies, outcome of litigation and other claims, impact of declines in global equity markets to pension plans and impact of foreign currency translation. The risks described above do not include events that the Company does not currently anticipate or that it currently deems immaterial, which may also affect its results of operations and financial condition. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About CPI Corp.
CPI Corp. has been dedicated to helping families conveniently create cherished photography portrait keepsakes that capture a lifetime of memories for more than 60 years. CPI Corp. provides portrait photography services in approximately 3,000 locations, principally in Sears and Walmart stores. As the first in the category to convert to a fully digital format, CPI Corp. studios offer unique posing options, creative photography selections, a wide variety of sizes and an unparalleled assortment of enhancements to customize each portrait - all for an affordable price. CPI Corp. is based in St. Louis and traded on the New York Stock Exchange (ticker: CPY).

Contact:
Matthew Sherman / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
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CPI Corp.
For Immediate Release

CPI CORP. ADVISES STOCKHOLDERS TO VOTE THE WHITE PROXY CARD TODAY

Urges Stockholders Not to Vote Ramius’s Gold Proxy Card

ST. LOUIS, July 2, 2009 – CPI Corp. (NYSE: CPY) today announced that it has mailed a letter to stockholders in connection with the Company's 2009 Annual Meeting of Stockholders to be held on July 8, 2009.

With CPI’s 2009 Annual Meeting only days away, CPI urges stockholders to vote by telephone or Internet today according to the instructions on the WHITE proxy card. CPI stockholders should vote by telephone or Internet to ensure that their votes will be counted at the July 8th Annual Meeting.

CPI urges stockholders not to vote Ramius’s gold proxy card. Even if stockholders have already voted Ramius’s gold proxy card, they still have time to change their vote by voting on a WHITE proxy card following the telephone and internet instructions provided, as only the latest dated proxy card counts.

Below is the text of the letter that was sent from David Meyer, CPI’s Chairman:

Dear Fellow Stockholder:

The CPI Annual Meeting to elect directors will be held next week. It is important that stockholders vote the WHITE proxy card today for your Board’s nominees – James Abel, Paul Finkelstein, Michael Glazer, Michael Koeneke, David Meyer, and Turner White. Please cast your vote today by phone or the internet following the instructions on the enclosed voting instruction form.

The following are important factors to keep in mind in deciding to vote the WHITE proxy card for your Board’s nominees:

● The two largest unaffiliated stockholders and other significant stockholders have pledged to vote their shares for CPI’s director nominees.

● Three proxy advisory firms, Glass Lewis, Egan-Jones and PROXY Governance, have recommended stockholders not support the dissident slate of nominees.

● The CPI Board has a proven record of success turning around the Company and has established a clear path for growth in stockholder value.

Support the CPI Board’s director nominees by voting the WHITE proxy card today.

If you have any questions, please contact MacKenzie Partners, Inc., which is assisting us in connection with this year’s Annual Meeting, at (800) 322-2885.

On behalf of CPI’s Board of Directors, thank you for your continued support and interest in CPI.

CPI’S BOARD NOMINEES ARE THE RIGHT CHOICE

VOTE FOR YOUR BOARD’S NOMINEES

ON THE WHITE PROXY CARD TODAY

Sincerely,

/s/ David Meyer

Chairman of the Board

Important Information
CPI Corp. has filed a definitive Proxy Statement with the Securities and Exchange Commission ("SEC") and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the 2009 Annual Meeting of stockholders. The Company advises its stockholders to read the Proxy Statement relating to the 2009 Annual Meeting because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that CPI files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from CPI by directing a request to CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103-1717, Attn: Corporate Secretary, calling (314) 231-1575, or by contacting MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at proxy@mackenziepartners.com.

Certain Information Concerning Participants
CPI Corp. and its directors and executive officers (other than Peter Feld) may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2009 Annual Meeting. Information concerning persons who may be considered participants in the solicitation of the Company’s stockholders under the rules of the SEC is set forth in public filings by the Company with the SEC, including the proxy statement relating to the 2009 Annual Meeting of stockholders.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. The Company identifies forward-looking statements by using words such as "preliminary," "plan," "expect," "looking ahead," "anticipate," "estimate," "believe," "should," "intend" and other similar expressions. Management wishes to caution the reader that these forward-looking statements, such as the Company’s outlook for portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: the Company’s dependence on Sears and Walmart, the approval of the Company’s business practices and operations by Sears and Walmart, the termination, breach, limitation or increase of the Company’s expenses by Sears under the license agreements, or Wal-Mart under the lease and license agreements, customer demand for the Company’s products and services, the economic recession and resulting decrease in consumer spending, compliance with the NYSE listing requirements, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company’s photographs, widespread equipment failure, compliance with debt covenants, high level of indebtedness, implementation of marketing and operating strategies, outcome of litigation and other claims, impact of declines in global equity markets to pension plans and impact of foreign currency translation. The risks described above do not include events that the Company does not currently anticipate or that it currently deems immaterial, which may also affect its results of operations and financial condition. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About CPI Corp.
CPI Corp. has been dedicated to helping families conveniently create cherished photography portrait keepsakes that capture a lifetime of memories for more than 60 years. CPI Corp. provides portrait photography services in approximately 3,000 locations, principally in Sears and Walmart stores. As the first in the category to convert to a fully digital format, CPI Corp. studios offer unique posing options, creative photography selections, a wide variety of sizes and an unparalleled assortment of enhancements to customize each portrait - all for an affordable price. CPI Corp. is based in St. Louis and traded on the New York Stock Exchange (ticker: CPY).

Contact:
Matthew Sherman / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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